Exhibit 99.(d)(ii)(a)

Amendment no. 1 to
ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT (this “Amendment”), effective as of February 25, 2021 (the “Amendment Effective Date”), by and between Schwab Capital Trust (“Trust”) and Charles Schwab Investment Management, Inc. (the “Administrator”).

WHEREAS, Trust and Administrator entered into an Administration Agreement, dated August 18, 2016 (the “Administration Agreement”), pursuant to which Administrator provides administrative and accounting services to the Trust on behalf of the series set forth on Schedule I to the Administration Agreement;

WHEREAS, the parties hereto desire to amend Schedule I to the Administration Agreement to reflect additional series of the Trust.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I of the Administration Agreement is hereby amended to add the following Fund:

Schwab Target 2065 Index Fund

A new Schedule I listing each of the Funds subject to the Administration Agreement as of the date of this Amendment is hereby attached to this Amendment.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect. Capitalized terms not defined herein shall have the same meaning as set forth in the Administration Agreement.

3.	Entire Agreement. The Administration Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SCHWAB CAPITAL TRUST, on behalf of each Fund listed on Schedule A		CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Mark Fischer	By:	/s/ Jonathan de St Paer
Name:	Mark Fischer	Name:	Jonathan de St Paer
Title:	Treasurer, CFO & COO	Title:	President

SCHEDULE I

to the

ADMINISTRATION AGREEMENT

Dated as of August 18, 2016 between

SCHWAB CAPITAL TRUST and

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

As of February 25, 2021

Funds

Schwab Target 2010 Index Fund
Schwab Target 2015 Index Fund
Schwab Target 2020 Index Fund
Schwab Target 2025 Index Fund
Schwab Target 2030 Index Fund
Schwab Target 2035 Index Fund
Schwab Target 2040 Index Fund
Schwab Target 2045 Index Fund
Schwab Target 2050 Index Fund
Schwab Target 2055 Index Fund
Schwab Target 2060 Index Fund Schwab Target 2065 Index Fund